                       TOTAL ASSETS OF FIXED INCOME SHARES

                                                          MOST RECENT FISCAL                     17G-1 MINIMUM AMOUNT
       TRUST                      FUND NAME                   QUARTER 07'        GROSS ASSETS    OF BOND (IN DOLLARS)
-------------------   ---------------------------------   ------------------   ---------------   --------------------

FIXED INCOME SHARES   Series C                                  31-Jul         $ 2,926,838,940        $1,500,000
                      Series M                                  31-Jul         $ 6,552,300,280        $2,500,000
                      Series R                                  31-Jul         $   231,833,604        $  600,000
                      Series H                                  31-Jul         $     2,955,542        $  125,000
                      Allianz Dresdner Daily Asset Fund         31-Jul         $ 7,938,608,936        $2,500,000
                                                                               ---------------        ----------
                                                                 TOTAL         $17,652,537,302        $7,225,000
                                                                               ===============        ==========